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Exhibit 99.1

        Mid Valley Bank
Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 19, 2002

        The undersigned hereby appoints Robert J. Kerstiens as proxy with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Mid Valley common stock which the undersigned is entitled to vote at the annual meeting of shareholders to be held on September 19, 2002 at 6:00 p.m., at Mid Valley's head office located at 950 Main Street, Red Bluff, California or any adjournment(s) thereof, with all the powers the undersigned would possess if personally present as follows:

1.
To elect eight persons to be directors.

Joan M. Blocker	Robert J. Kerstiens
Kevin L. Brunnemer	Dan F. McFall
John B. Dickerson	Lynne T. Moule
Robert C. Jones	James D. Tate, M.D.
☐	FOR ALL NOMINEES LISTED ABOVE (Except as marked to the contrary below)	☐	WITHHOLD AUTHORITY
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name of the space below.)
2.
To approve the merger agreement by and between Mid Valley and Western Sierra Bancorp and the transactions contemplated therein as described more fully in the accompanying proxy statement-prospectus.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
To transact such other business as may properly come before the meeting and any adjournments or adjournments thereof.

  PLEASE SIGN AND DATE BELOW

The board of directors recommends a vote "FOR" all of management's proposals. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" approval of all of management's proposals. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of management.

(Please date this proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐	I DO	☐	I DO NOT	EXPECT TO ATTEND THE MEETING.
(Number of Shares)
(Please Print Your Name)
(Please Print Your Name)
(Date)
(Signature of Shareholder)
(Signature of Shareholder)

This proxy may be revoked prior to its exercise by filing with the Secretary of Mid Valley a duly executed proxy bearing a later date or an instrument revoking this proxy, or by attending the meeting and voting in person.

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Exhibit 99.1